SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 Current Report


                                  United States
                       Securities and Exchange Commission
                             Washington, D.C. 20549

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of Earliest Event Reported): April 22, 2005



                          SecureCARE Technologies, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


             NEVADA                         0-29804            82-0255758
---------------------------------         -----------     ----------------------
  (State or other jurisdiction            Commission        (I.R.S. Employer
of incorporation or organization)         file number     Identification Number)


               3001 Bee Caves Road - Suite 150, Austin Texas 78746
               ---------------------------------------------------
                    (Address of principal executive offices)


Registrant's telephone number, including area code: (512) 439-3900

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act: Common Stock, par value $.001 per share


                                 NOT APPLICABLE
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

         On April 18, 2005, the Board of Directors of SecureCARE Technologies, Inc. (the "Company") voted unanimously to offer positions on its Board to Laszlo
J. Meszaros and Robert R. McMillan. Mr. McMillan accepted the offer on April 22, 2005 and Mr. Meszaros accepted the offer on April 25, 2005.

         Mr. McMillan has served as the first non-physician member of the Board of Trustees of the American Medical Association since June 2002, and was chair of its audit committee. Since August of 2002, he has been a member of the Board of Directors for WellChoice, Inc., (NYSE: WC), the largest health insurance company in New York, and is a former chair and current member of its investment committee. McMillan was also director of Empire BlueCross BlueShield/Empire HealthChoice from December 1994 to November 2002. In addition, he has been Of Counsel to the law firm of Bee Ready Fishbein Hatter & Donovan, L.L.P., in Mineola, N.Y., since March 2005. Prior to that, he was a partner of the law firm of Fischbein Badillo Wagner Harding in Melville, N.Y., and a predecessor firm. McMillan also served as a member of the Board of Directors for the Panama Canal Commission from November 1989 through October 1994, and as Chairman of the Board from October 1993 to October 1994. As an executive of Avon Products, Inc. for seventeen years during the 1970s and 1980s, he held various positions including corporate vice president of the Asia Pacific Profit Center from January 1977 to April 1978.

         Mr. Meszaros has over 40 years experience in data and voice processing, telecommunications technology, management, administration, sales and marketing and operations. For 25 of these years he was an entrepreneur, who started private companies that resulted in significant growth and profitability.

         Mr. Meszaros is an investor, advisor and business consultant in the United States and Europe. He was appointed vice president of business development with Intel Corp. when the company acquired Voice Technologies Group
(VTG), a leading provider of computer telephony integration technology, in June 2000, and served in that capacity for one year. Meszaros was the founder, chairman and CEO of VTG prior to its acquisition. Before founding VTG in 1989, he was the founder, chairman and CEO of COM-PRO, a nationally recognized, privately-held systems software and professional services company based in Buffalo, N.Y. Meszaros also served as the director of management information systems for Erie County Central Police Services, and was a sales and marketing executive for Computer Task Group and data systems manager for Roswell Park Memorial Research Institute, both based in Buffalo, N.Y.

         Mr. Meszaros and Mr. McMillan were each awarded 100,000 stock options to purchase the Common Stock of the Company under the Company's 2004 Stock Option Plan. The purchase price of the stock options is $1.10 per share. The term of the stock options granted is ten years from the grant date. In addition, to the extent that Messrs. Meszaros and McMillan incur out-of-pocket expenses related to the execution of their duties as a Board member, the Company will reimburse these expenses.

ITEM 9.01. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

Exhibits:

        2.1       Press Release Dated April 29, 2005
        10.1      Letter agreement, between the Company and Laszlo J. Meszaros
        10.2      Letter agreement, between the Company and Robert R. McMillan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 28, 2005

SecureCARE Technologies, Inc.


By: /s/ NEIL BURLEY
    --------------------------------
Name:  Neil Burley
Title: Chief Financial Officer


By: /s/ ROBERT WOODROW
    --------------------------------
Name:  Robert Woodrow
Title: President, Chief Executive Officer and Director